Canary Staked TRX ETF S-1/A

Exhibit 10.9

SERVICE SCHEDULE No3

This Service Schedule (the “ Service Schedule”) is entered into as of July 20, 2026 (the “Schedule Effective Date”) by and between CoinDesk Indices, Inc., a Delaware corporation (“CDI”), having its principal place of business at 169 Madison Ave, Suite 2635, New York, NY 10016 and Canary Capital Group LLC, a Delaware limited liability company (“Client”) having its primary place of business at 1131 4th Ave S #230, Nashville, TN 37210. Each of the parties hereto may be referred to herein collectively as the “Parties” or each, a “Party.”

This Service Schedule is entered into pursuant to and governed by the Master License Agreement entered into by the Parties dated February 7, 2025 and incorporates by reference all the terms and conditions contained in the Master License Agreement, with an Effective Date of February 7, 2025, entered into between CDI and Client (“Master Agreement”), except as such may be modified by this Service Schedule. This Service Schedule together with the Master Agreement shall be referred to hereinafter as the “Agreement”. To the extent there is a conflict between the provisions of this Service Schedule and the Master Agreement, this Service Schedule shall prevail with respect to such conflict and as it pertains to the subject matter of this Service Schedule only.

1.	CDI Service(s)

1.1  CDI will provide Client with the additional proprietary CDI indices (each a “Licensed Index” and together the “Licensed Indices”) listed below and in the Appendix A along with the following other rights and services (collectively, the “Services”) as set forth herein:

Licensed index	Live	EoD	History
CoinDesk Tron Benchmark 60m New York Rate	X	X	X
CoinDesk Pepe Benchmark Extended 60m NY Rate	X	X	X
CoinDesk Pudgy Penguins Benchmark Extended 60m NY Rate	X	X	X

1.2. As part of the Services, Client is hereby permitted, and shall use commercially reasonable efforts, to utilize each of the above Licensed Indices as benchmark for its financial products (collectively, the “ETFs”).

[Service Schedule Signature Page(s) Follow]

IN WITNESS WHEREOF, the Parties hereto by their duly authorized representatives have executed this Service Schedule as of the Effective Date set forth above.

Canary Capital Group LLC		CoinDesk Indices, Inc.

Signature:		Signature:

Name:	Andrew Hill	Name:	David LaValle

Title:	President and Chief Legal Officer	Title:	President

Appendix A

	Index Type	Linked Product	Index Full Name	Index Ticker	Launch Date
1	Single-Asset	LTCC	CoinDesk Litecoin Benchmark 60m New York Rate	CLTCR6NY	10/28/2025
2	Single-Asset	HBR	CoinDesk Hedera Benchmark 60m New York Rate	CHBAR6NY	10/27/2025
3	Single-Asset	SOLC	CoinDesk Solana Benchmark 60m New York Rate	CSOLR6NY	11/17/2025
4	Single-Asset	XRPC	CoinDesk XRP Benchmark 60m New York Rate	CXRPR6NY	11/13/2025
5	Single-Asset	SUIS	CoinDesk Sui USD Benchmark 60m New York Rate	CSUIR6NY	02/17/2026
6	Single-Asset	-	CoinDesk Sei USD Benchmark Extended 60m NY Rate	CSEIE6NY	TBD
7	Single-Asset	-	CoinDesk Official Trump Benchmark Extended 60m NY Rate	CTRUE6NY	TBD
8	Single-Asset	-	CoinDesk Cronos USD Benchmark 60m New York Rate	CCROR6NY	TBD
9	Single-Asset	-	CoinDesk Injective USD Benchmark Extended 60m NY Rate	CINJE6NY	TBD
10	Multi-Asset	-	CoinDesk Bitcoin + American Made Crypto Index	TBD	TBD
11	Single-Asset	-	CoinDesk Tron Benchmark 60m New York Rate	CTRXR6NY	TBD
12	Single-Asset	-	CoinDesk Pepe Benchmark Extended 60m NY Rate	CPEPE6NY	TBD
13	Single-Asset	-	CoinDesk Pudgy Penguins Benchmark Extended 60m NY Rate	CPEPE6NY	TBD